UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2021

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 1.450% Senior Notes due 2026, 2.000% Senior Notes due 2028, 2.500% Senior Notes due 2031 and 3.400% Senior Notes due 2052

On May 3, 2021, Equinix, Inc. (“Equinix”) issued and sold $700 million aggregate principal amount of its 1.450% Senior Notes due 2026 (the “2026 Notes”), $400 million aggregate principal amount of its 2.000% Senior Notes due 2028 (the “2028 Notes”), $1 billion aggregate principal amount of its 2.500% Senior Notes due 2031 (the “2031 Notes” or the “Green Notes”) and $500 million aggregate principal amount of its 3.400% Senior Notes due 2052 (the “2052 Notes,” and, together with the 2026, 2028 and 2031 Notes, the “Notes”), pursuant to an underwriting agreement dated May 3, 2021 (the “Underwriting Agreement”) among Equinix and the several underwriters named in Schedule II thereto.

The 2026 Notes were issued pursuant to an indenture dated December 12, 2017 (the “Base Indenture”) between Equinix and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture dated May 17, 2021 (the “Sixteenth Supplemental Indenture,” and, together with the Base Indenture, the “2026 Indenture”) between Equinix and the Trustee. The 2028 Notes were issued pursuant to the Base Indenture, as supplemented by the Seventeenth Supplemental Indenture dated May 17, 2021 (the “Seventeenth Supplemental Indenture,” and, together with the Base Indenture, the “2028 Indenture”) between Equinix and the Trustee. The 2031 Notes were issued pursuant to the Base Indenture, as supplemented by the Eighteenth Supplemental Indenture dated May 17, 2021 (the “Eighteenth Supplemental Indenture,” and, together with the Base Indenture, the “2028 Indenture”) between Equinix and the Trustee. The 2052 Notes were issued pursuant to the Base Indenture, as supplemented by the Nineteenth Supplemental Indenture dated May 17, 2021 (the “Nineteenth Supplemental Indenture,” and, together with the Base Indenture, the “2052 Indenture”) between Equinix and the Trustee. The 2026 Indenture, 2028 Indenture, 2031 Indenture and 2052 Indenture are referred to herein as the “Indentures”.

The Notes were offered pursuant to Equinix’s Registration Statement on Form S-3 (No. 333-249763) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on October 30, 2020, including the prospectus contained therein dated October 30, 2020, a preliminary prospectus supplement dated May 3, 2021 and a final prospectus supplement dated May 3, 2021.

The 2026 Notes will bear interest at the rate of 1.450% per annum and will mature on May 15, 2026. The 2028 Notes will bear interest at the rate of 2.000% per annum and will mature on May 15, 2028. The 2031 Notes will bear interest at the rate of 2.500% per annum and will mature on May 15, 2031. The 2052 Notes will bear interest at the rate of 3.400% per annum and will mature on February 15, 2052. Interest on the 2026, 2028 and 2031 Notes is payable in cash on May 15 and November 15 of each year, beginning on November 15, 2021. Interest on the 2052 Notes is payable in cash on February 15 and August 15 of each year, beginning on February 15, 2022.

Equinix may redeem at its election, at any time or from time to time, some or all of any series of Notes before they mature at a redemption price equal to (i) 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of holders of record of such Notes on the relevant record date to receive interest due on the relevant interest payment date), plus (ii) a “make-whole” premium (as detailed in the forms of Notes filed herewith). Notwithstanding the foregoing, if the 2026 Notes are redeemed on or after April 15, 2026, the 2028 Notes are redeemed on or after March 15, 2028, the 2031 Notes are redeemed on or after February 15, 2031 or the 2052 Notes are redeemed on or after August 15, 2051, the redemption price will not include the applicable “make-whole” premium.

Upon a change of control triggering event, as defined in each Indenture, Equinix will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to, but excluding, the date of purchase.

The Notes are Equinix’s general unsecured senior obligations and rank equally with Equinix’s other unsecured senior indebtedness. The Notes effectively rank junior to Equinix’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of Equinix’s subsidiaries. The Notes are not guaranteed by Equinix’s subsidiaries, through which Equinix currently conducts substantially all of its operations.

Each Indenture contains restrictive covenants relating to limitations on: (i) liens; (ii) certain asset sales and mergers and consolidations; and (iii) sale and leaseback transactions, subject, in each case, to certain exceptions.

Each Indenture contains customary terms that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare the principal of such Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix or its material restricted subsidiaries, the principal amount of such Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Equinix intends to use the net proceeds from the offering of the 2026 Notes, the 2028 Notes, and the 2052 Notes, together with the net proceeds from the offering of the Green Notes, to repay approximately $642.7 million of its senior unsecured multicurrency term loan facility (the “Term Loan Facility”) and to fund the redemption of all of its outstanding $1.25 billion aggregate principal amount 5.375% Senior Notes due 2027. Equinix expects to use the remaining net proceeds from the 2026 Notes, 2028 Notes and 2052 Notes for general corporate purposes. Pending such use, Equinix may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities. Equinix intends to allocate an amount equal to the net proceeds from the offering of the Green Notes to finance or refinance, in whole or in part, recently completed or future Eligible Green Projects, with disbursements covering project expenditures for up to two years preceding the issuance date of the Green Notes and until and including the maturity date of the Green Notes, including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds from the offering of the Green Notes to Eligible Green Projects, Equinix expects to temporarily use the net proceeds from the offering of the Green Notes for the repayment of a portion of its Term Loan Facility and the redemption of its 5.375% Senior Notes due 2027.

The above descriptions of the Indentures and the Notes are qualified in their entirety by reference to the Base Indenture and the Sixteenth Supplemental Indenture, Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture and Nineteenth Supplemental Indenture (including the forms of the Notes included therein). A copy of the Base Indenture, Sixteenth Supplemental Indenture, Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture, Nineteenth Supplemental Indenture and the forms of the Notes are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01 Other Events

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	Sixteenth Supplemental Indenture, dated as of May 17, 2021, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 1.450% Senior Note due 2026 (included in Exhibit 4.2)

4.4*	Seventeenth Supplemental Indenture, dated as of May 17, 2021, between Equinix, Inc. and U.S. Bank National Association, as Trustee

4.5*	Form of 2.000% Senior Note due 2028 (included in Exhibit 4.4)

4.6*	Eighteenth Supplemental Indenture, dated May 17, 2021, between Equinix, Inc. and U.S. Bank National Association, as Trustee

4.7*	Form of 2.500% Senior Note due 2031 (included in Exhibit 4.6)

4.8*	Nineteenth Supplemental Indenture, dated May 17, 2021, between Equinix, Inc. and U.S. Bank National Association, as Trustee

4.9*	Form of 3.400% Senior Note due 2052 (included in Exhibit 4.8)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: May 17, 2021